UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GRIPEVINE INC.
(Exact name of registrant as specified in its charter)

Nevada	35-2511643
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1282 A Cornwall Road, Oakville, Ontario Canada L6J 7W5
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _____________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Gripevine Inc., a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities to be Registered” in the prospectus included in the Registrant’s registration statement on Form S-1/A (Registration Statement No. 333-196663) declared effective by the Securities and Exchange Commission (the “Commission”) on September 4, 2014, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of Gripevine Inc., f/k/a Baizo Relocation Services, Inc. (1)
3.1.2	Amendment to Articles of Incorporation (2)
3.1.3	Certificate of Designation for Series A Preferred Stock (3)
3.2	Bylaws of Gripevine Inc., f/k/a Baixo Relocation Services, Inc. (1)
4.1	Form of share purchase warrant dated December 1, 2016 (4)

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(1)	Incorporated by reference to exhibits to Registrant’s Registration Statement on Form S-1 (SEC File No. 333-196663) filed June 11, 2014.
(2)	Incorporated by reference to exhibit 3.1.3 to Registrant’s Form 8-K filed December 29, 2016.
(3)	Incorporated by reference to exhibit 3.2 to Registrant’s Form 8-K filed May 9, 2017.
(4)	Incorporated by reference to exhibit 10.1 to Registrant’s Form 8-K filed January 13, 2017.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRIPEVINE INC.

Date: July 10, 2018	By:	/s/ Richard Hue
Richard Hue, Chief Executive Officer

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